Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-75622, 33-78537, 333-83237, 333-108805 and 333-135145) and Form S-3 (No. 333-119723) of Albemarle Corporation of our report dated February 27, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/ PricewaterhouseCoopers LLP

Richmond, Virginia
February 27, 2008

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